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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of United American Healthcare Corporation

We hereby consent to incorporation by reference in this Registration Statement on Form S-3 of our report dated August 14, 2006, relating to the financial statements of United American Healthcare Corporation and Subsidiaries as of June 30, 2006 and 2005 and for the two years in the period ended June 30, 2006, appearing in the Annual Report on Form 10-K of United American Healthcare Corporation for the year ended June 30, 2006.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/UHY LLP

UHY LLP
Southfield, Michigan
January 10, 2007